EXHIBIT 4.2

WEB AND MOBILE APPLICATION DEVELOPMENT AGREEMENT

This Agreement is made on 10/07/2024 by and between:

•	iTappBox SRL (hereinafter referred to as the “Developer”), located in Romania, Vaslui county, Husi city, str. Iftene Caciula nr.3, Unique Registration Code (CUI): RO41289799 and
•	CYBERFUND LLC (hereinafter referred to as the “Client”), located in 20551 N. Pima Rd., Suite 200 Scottsdale, AZ 85255-7206, EIN: 99-3809574.

Whereas, the Client desires to have the Developer design, develop, and deliver a web and mobile application as outlined in this Agreement;

Now, Therefore, in consideration of the mutual promises herein, the parties agree as follows:

1. Scope of services

1.1. Deliverables: The Developer agrees to design, develop, and deliver a web and mobile application, detailed in Appendix A (attached herewith).

1.2. Timeline: The Developer will deliver the application in phases, adhering to the timelines listed in Appendix A, with the final delivery no later than the agreed-upon end date.

1.3. Platform: The application will be developed for:

•	iOS and Android (native apps),
•	Web browser,
•	Tablets and smartphones.

1.4. Admin App: The Developer will also provide a separate mobile iOS and web admin app as specified in the project proposal.

1.5. Payment Integration: The Developer will integrate Stripe for payment processing and RevenueCat for subscription management.

2. Fees and payment terms

2.1. Fees: The total fees for the project will be agreed upon separately and attached as Appendix B. Fees shall cover all design, development, testing, and deployment tasks.

2.2. Advance Payment: The Client agrees to make an advance payment prior to the commencement of the project. The advance payment will be specified in Appendix B.

2.3. Payment Terms: The remaining balance will be paid in installments as detailed in Appendix B or according to the schedule agreed upon by both parties.

3. Change requests

3.1. Scope Changes: Any changes in the scope of work after this Agreement has been signed must be submitted in writing by the Client. Both parties will mutually agree on the time and cost implications of the requested changes.

3.2. Additional Work: Changes that require additional work or major revisions will result in an amended project fee and/or an extension of the project deadline.

4. Confidentiality and intellectual property

4.1. Confidentiality: Both parties agree to keep all sensitive and proprietary information regarding the project confidential. This includes, but is not limited to, business models, user data, designs, code, and any other intellectual property created during the development process.

4.2. Ownership of developed work upon milestone payments:

•	In the event that this Agreement is canceled or terminated by either party, the Client will own all developed and delivered portions of the application up to the most recent paid milestone.
•	The Developer agrees to provide any related code, documentation, or assets developed up to that point, provided the corresponding milestone payment has been received by the Developer.
•	The Developer will retain no rights or ownership over the delivered portions of the app once payment for those milestones has been made by the Client.

4.3. Final ownership upon completion:

•	Upon final delivery and deployment of the app, and receipt of all payments as outlined in the payment schedule, the Client shall own 100% of the app, including but not limited to, the source code, designs, assets, and any associated documentation.
•	The Developer will not retain any ownership rights or claims over the app or its code. All intellectual property, including but not limited to the app’s code, design elements, branding, and other assets, will be transferred fully to the Client upon completion and final payment.
•	The Developer will provide the Client with all files, code, credentials, and documentation necessary for full control over the app, including any login credentials, hosting details, or third-party service access used during the development process.

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4.4. Developer tools and reusable code: Any generic software tools, libraries, or code components that were not specifically created for the Client but used by the Developer (e.g., open-source libraries, internal developer tools) will remain the property of the Developer or the original creator of such tools. However, the Developer confirms that these tools will not inhibit the Client's full ownership or control of the application after delivery.

5. Warranties and liabilities

5.1. Warranty period: The Developer agrees to provide 14 days of post-launch support for bug fixes and performance issues. Any additional changes, enhancements, or feature requests beyond this period will be billed at an agreed-upon rate.

5.2. Client responsibilities: The Client agrees to provide timely feedback and responses to avoid project delays.

5.3. Limitation of liability: In no event shall either party be liable for any indirect, incidental, or consequential damages arising from this Agreement, except in cases of gross negligence or intentional misconduct.

5.4. Force majeure: Neither party shall be liable for delays or failure to perform caused by circumstances beyond their reasonable control, including but not limited to acts of God, labor disputes, or governmental actions.

6. Termination

6.1. Termination for convenience: Either party may terminate this Agreement for convenience with 30 days' written notice. In the event of termination, the Client will retain ownership of all developed and delivered work for which they have already made payment, as described in Section 4.2. The Client agrees to pay for all completed work up to the date of termination, and the Developer agrees to deliver all paid-for materials.

6.2. Termination for breach: Either party may terminate this Agreement in the event of a material breach by the other party. The non-breaching party shall provide written notice of the breach and allow a 15-day cure period. If the breach is not remedied within that period, the non-breaching party may terminate the Agreement. In such a case, the Client will retain ownership of any completed work up to the most recent paid milestone.

7. Dispute resolution

7.1. Negotiation: In the event of any dispute, the parties agree to first attempt to resolve the dispute through good-faith negotiation.

7.2. Mediation/Arbitration: If negotiation fails, the parties agree to submit to mediation. If mediation is unsuccessful, the dispute shall be resolved by binding arbitration in either the jurisdiction of the Client's location or the Developer's location, whichever is more appropriate or mutually agreed upon by the parties at the time of the dispute.

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7.3. Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the United States.

8. General provisions

8.1. Entire Agreement: This Agreement, including all appendices, constitutes the entire understanding between the parties and supersedes all prior discussions, agreements, or understandings, oral or written.

8.2. Amendments: This Agreement may only be amended in writing, signed by both parties.

8.3. Severability: If any provision of this Agreement is found to be invalid or unenforceable, the remaining provisions will continue in full force and effect.

Appendices

•	Appendix A: Detailed project scope, including feature lists and technical requirements.

Main app development

Week 1: Project setup & backend architecture

Goals:

•	Set up the development environment.
•	Define the app's architecture and database structure.
•	Begin backend development.

Tasks:

•	Define the architecture (Firebase, APIs, etc.).
•	Set up databases and storage solutions for the app.
•	Build out user authentication (Firebase/Auth0).
•	Plan integration for Stripe and RevenueCat (gather API keys, etc.).
•	Create API endpoints for user management (login, registration, etc.).

Deliverables:

•	App project structure in place.
•	Authentication and basic user management backend.
•	Database and storage ready for integration with the front-end.

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Week 2: Frontend integration and initial API connections

Goals:

•	Implement frontend based on Figma design for key user flows (home screen, navigation, etc.).
•	Start connecting the frontend to the backend.

Tasks:

•	Build the app’s core navigation (sidebars, tab bars, menus).
•	Implement 5-6 core screens based on the Figma designs (e.g., home, user profile, settings).
•	Connect authentication flows (login/signup) with backend APIs.
•	Begin testing Stripe integration for one-off payments.

Deliverables:

•	Core UI elements (navigation, user profile, home screen).
•	Functional login, signup, and user flows integrated with the backend.
•	Stripe payment processing framework ready (but not fully functional yet).

Week 3: Finalize frontend development & continue payment Integration

Goals:

•	Complete most of the frontend components.
•	Integrate subscription management with RevenueCat.

Tasks:

•	Implement the remaining 10-15 pages based on Figma designs.
•	Add any necessary animations, transitions, and UI polish.
•	Implement Stripe payment flows for purchasing products or services.
•	Begin setting up RevenueCat for handling subscriptions (API integration, subscription models).
•	Test both payment processors to ensure proper function.

Deliverables:

•	Complete UI across all platforms (browser, Android, iOS, tablets).
•	Stripe fully integrated with the backend, allowing users to make payments.
•	RevenueCat subscriptions set up and linked with user accounts.

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Week 4: Backend & payment integration refinement, testing, and bug fixes

Goals:

•	Complete and test the integration of payments and subscriptions.
•	Refine the backend and ensure API stability.

Tasks:

•	Finish backend work for managing user data, payments, and subscriptions.
•	Finalize RevenueCat integration (ensure subscriptions are correctly tracked and updated).
•	Perform full end-to-end testing for Stripe and RevenueCat integrations.
•	Test and debug user flows (account creation, payments, subscription management).

Deliverables:

•	Backend fully functional and secure, with payment and subscription systems integrated.
•	Tested and functional payment processing (Stripe) and subscription management (RevenueCat).
•	Debugged and refined API responses.

Week 5: Beta testing & debugging across platforms

Goals:

•	Perform beta testing on multiple platforms (web, Android, iOS, tablets).
•	Identify and fix bugs.

Tasks:

•	Distribute beta versions to a small group for feedback.
•	Test the app on different devices (various screen sizes, operating systems, etc.).
•	Identify and fix UI inconsistencies and functional bugs.
•	Test all workflows, including edge cases for payments and subscriptions.
•	Begin preparing for app store submissions (ensure all policies are followed).

Deliverables:

•	Functional beta version of the app.
•	Comprehensive list of bugs and feedback from testers.
•	Completed UI/UX testing across devices and platforms.

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Week 6: Final debugging, optimization, and deployment

Goals:

•	Complete final bug fixes, optimize performance, and prepare the app for launch.

Tasks:

•	Final bug fixes and performance optimizations.
•	Conduct final tests for app stability and user experience.
•	Prepare and submit the app to the Google Play Store, Apple App Store, and for web deployment.
•	Set up analytics (Firebase Analytics or other platforms) to track user engagement post-launch.
•	Ensure post-launch monitoring systems are in place for both backend and payment systems.

Deliverables:

•	Final version of the app ready for submission/deployment.
•	App submitted to stores and hosted online.
•	Analytics and monitoring systems in place.

•	Appendix B: Payment terms, including fees and payment schedules.

Main app development payment plan

1. Initial advance payment

•	Amount: $18,000
•	Description: This covers the initial setup, backend architecture, and the first stages of development.
•	Due Date: Before starting the project, upon contract signing.
•	Deliverables:.
○	Initial backend architecture.
○	Database and authentication setup.

2. Week 2 Payment

•	Amount: $18,000
•	Description: This covers the integration of the frontend and initial API connections.
•	Due Date: At the end of Week 2.
•	Deliverables:
○	Frontend development for 5-6 core screens (home screen, navigation, etc.).
○	Initial connection between frontend and backend (user authentication).
○	Stripe payment framework setup.

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3. Week 3 Payment

•	Amount: $24,000
•	Description: This covers the completion of the frontend for all pages and pop-ups, along with further payment integration.
•	Due Date: At the end of Week 3.
•	Deliverables:
○	Complete UI implementation across all platforms (browser, Android, iOS, tablets).
○	Stripe fully integrated for payments.
○	Initial setup for RevenueCat subscription management.

4. Week 4 Payment

•	Amount: $24,000
•	Description: This phase includes backend finalization, subscription management, and comprehensive testing.
•	Due Date: At the end of Week 4.
•	Deliverables:
○	Fully functional backend with user management, payments, and subscriptions.
○	Full integration of RevenueCat for subscription handling.
○	End-to-end testing for payments and subscriptions.

5. Week 5 Payment

•	Amount: $18,000
•	Description: This phase covers beta testing, bug fixing, and ensuring cross-platform functionality.
•	Due Date: At the end of Week 5.
•	Deliverables:
○	Beta version of the app available for testing.
○	Cross-device compatibility testing (browsers, tablets, phones).
○	Bug fixing and refining based on user feedback.

6. Final payment

•	Amount: $18,000
•	Description: This covers the final bug fixes, performance optimization, and deployment of the app.
•	Due Date: Upon completion of Week 6, after the app is deployed.
•	Deliverables:
○	Fully functioning app ready for submission to app stores and deployment on the web.
○	App submitted to the Google Play Store, Apple App Store, and hosted online.
○	Final performance optimizations and monitoring systems in place.

Summary of payment plan for main app:

•	Initial Advance Payment: $18,000 (Before project start)
•	Week 2 Payment: $18,000
•	Week 3 Payment: $24,000
•	Week 4 Payment: $24,000
•	Week 5 Payment: $18,000
•	Final Payment: $18,000 (Upon project completion)

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Admin app development payment plan

Week 1 Payment

•	Amount: $10,000
•	Description: Covers project setup, backend architecture, and initial design for the iOS and web platforms.
•	Due Date: End of Week 1.
•	Deliverables:
○	Setup of project repositories and version control.
○	Backend architecture and database schema for user management.
○	Initial wireframes and designs for iOS and web.

Week 2 Payment

•	Amount: $10,000
•	Description: Core UI development for iOS and web, and initial backend integration.
•	Due Date: End of Week 2.
•	Deliverables:
○	Core UI elements implemented for both iOS and web (e.g., login, dashboard).
○	Backend integration for user management.
○	Initial testing of navigation and basic functionality on both platforms.

Week 3 Payment

•	Amount: $10,000
•	Description: Completion of UI components for iOS and web, and further backend integration.
•	Due Date: End of Week 3.
•	Deliverables:
○	Completion of UI for all main pages (10-14 pages) for iOS and web.
○	Backend development to support device and user management.
○	Initial web responsiveness testing and browser compatibility.

Week 4 Payment

•	Amount: $10,000
•	Description: Full backend finalization and testing for both iOS and web platforms.
•	Due Date: End of Week 4.

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•	Deliverables:
○	Backend fully operational with real-time data syncing and reporting features.
○	Testing of backend functionalities (user authentication, role management).
○	Initial performance and security testing for both platforms.

Week 5 Payment

•	Amount: $12,500
•	Description: Beta testing, bug fixes, and security testing across iOS and web.
•	Due Date: End of Week 5.
•	Deliverables:
○	Beta version released for testing on iOS and web.
○	Feedback collection and bug fixing based on testing results.
○	Final security audit for both platforms.

Week 6 Payment

•	Amount: $12,500
•	Description: Final bug fixing, performance optimization, and deployment.
•	Due Date: End of Week 6.
•	Deliverables:
○	Final performance optimizations for iOS and web.
○	Submission of iOS app to the App Store.
○	Web app deployment and final review.
○	Post-deployment monitoring setup.

Summary of payments:

•	Week 1 Payment: $10,000
•	Week 2 Payment: $10,000
•	Week 3 Payment: $10,000
•	Week 4 Payment: $10,000
•	Week 5 Payment: $12,500
•	Week 6 Payment: $12,500

Signatures

Developer	Client
iTappBox SRL	CYBERFUND LLC
Name: Traian Lorent	Name: Luis Vega
Date: 10/07/2024	Date: 10/07/2024

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